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EXHIBIT 13.1

SECTION 906 CERTIFICATION

        The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

        (a)   Alfonso Cortina de Alcocer, the Chief Executive Officer and Carlos Alberto Olivieri, the Chief Financial Officer of YPF, S.A., each certifies that, to the best of his knowledge:

        1.     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

        2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of YPF, S.A.

        July 1, 2004

/s/ ALFONSO CORTINA DE ALCOCER Name: Alfonso Cortina de Alcocer Title: Chief Executive Title: Officer
/s/ CARLOS ALBERTO OLIVIERI Name: Carlos Alberto Olivieri Title: Chief Financial Title: Officer

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  EXHIBIT 13.1
SECTION 906 CERTIFICATION